UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

Cheetah Net Supply Chain Service Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8707 Research Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 740-7799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2026, Cheetah Net Supply Chain Service Inc., a Delaware corporation (the “Seller” or the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Bing Shao, a non-U.S. individual (the “Buyer”), and Edward Transit Express Group, Inc., a California corporation and a wholly owned subsidiary of the Seller (the “Subsidiary”).

The Subsidiary is engaged in the business of ocean package transportation and freight forwarding services, and as of the date of the Stock Purchase Agreement, the Seller owned 10,000 shares of common stock, par value $0.01 per share, of the Subsidiary, which constituted all of the issued and outstanding shares of common stock of the Subsidiary (the “Shares”).

Pursuant to the Stock Purchase Agreement, the Seller agreed to sell, assign, transfer, and deliver to the Buyer, and the Buyer agreed to purchase from the Seller, the Shares, free and clear of any liens other than transfer restrictions imposed by applicable securities laws, for an aggregate purchase price of $20,000 (the “Purchase Price”), payable by the Buyer to the Seller in cash at the closing. The closing of the transaction is expected to occur on a date within 20 calendar days after the execution of the Stock Purchase Agreement, as mutually agreed by the parties. The Company entered into the transaction to streamline its operations and reduce the potential adverse impact of the Subsidiary’s operations on the Company’s results of operations, and to enable the Company to focus on pursuing new strategic acquisition opportunities.

In connection with the Stock Purchase Agreement, the Seller is required to execute and deliver a support and restrictive covenant agreement, substantially in the form attached as Exhibit A to the Stock Purchase Agreement (the “Support and Restrictive Covenant Agreement”). Pursuant to the Support and Restrictive Covenant Agreement, the Seller agreed, among other things, not to directly or indirectly make, publish, or communicate any statement that disparages or defames or could reasonably be expected to impugn the personal or professional character, reputation, or integrity of the Buyer or any of its affiliates or subsidiaries, including the Subsidiary, or any of their representatives, customers, clients, suppliers, investors, or other associated third parties, or their businesses, business practices, prospects, products, or services. The Buyer agreed to a reciprocal non-disparagement obligation with respect to the Seller and its affiliates and their respective representatives, businesses, business practices, prospects, products, or services. The non-disparagement obligations do not apply to statements made in connection with a dispute pursuant to the Support and Restrictive Covenant Agreement or the Stock Purchase Agreement or to testimony required by legal proceedings. In addition, the Seller provided a general release of claims against the Subsidiary and its directors, officers, employees, agents, and affiliates relating to the Seller’s role as a shareholder of the Subsidiary arising prior to the closing, subject to certain exceptions.

The foregoing description of the Stock Purchase Agreement and the Support and Restrictive Covenant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Stock Purchase Agreement, dated as of March 25, 2026, by and among Cheetah Net Supply Chain Service Inc., Bing Shao, and Edward Transit Express Group, Inc.
10.2	Support and Restrictive Covenant Agreement, dated as of March 25, 2026, by and among Cheetah Net Supply Chain Service Inc., Bing Shao, and Edward Transit Express Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cheetah Net Supply Chain Service Inc.

Date: March 25, 2026	By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)